Exhibit 12

                                   THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                            SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            -------------------------------------------------------------

                                                                       Twelve Months Ended
                                           --------------------------------------------------------------------------
                                           December 31,                              September 30,
                                           ------------       -------------------------------------------------------
(Thousands of Dollars)                        2004              2004        2003        2002        2001       2000
                                              ----              ----        ----        ----        ----       ----

Income before interest
 charges and income taxes                    $84,882          $84,196     $80,270     $60,440     $73,742     $64,078
Add: One third of
 applicable rentals
 charged to operating
 expense (which
 approximates the
 interest factor)                              2,454            2,333       2,873       2,662         313         310
                                             -------          -------------------------------------------------------
   Total Earnings                            $87,336          $86,529     $83,143     $63,102     $74,055     $64,388
                                             =======          =======================================================


Interest on long-term debt -
 Laclede Gas                                 $23,104          $22,010     $20,169     $20,820     $18,372     $15,164
Other interest                                 6,689            6,804       6,802       4,989      10,067       8,844
Add: One third of
 applicable rentals
 charged to operating
 expense (which
 approximates the
 interest factor)                              2,454            2,333       2,873       2,662         313         310
                                             -------          -------------------------------------------------------
   Total Fixed Charges                       $32,247          $31,147     $29,844     $28,471     $28,752     $24,318
                                             =======          =======================================================

Ratio of Earnings to Fixed
 Charges                                        2.71             2.78        2.79        2.22        2.58        2.65



                                                 LACLEDE GAS COMPANY

                            SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            -------------------------------------------------------------

                                                                       Twelve Months Ended
                                           --------------------------------------------------------------------------
                                           December 31,                              September 30,
                                           ------------       -------------------------------------------------------
(Thousands of Dollars)                        2004              2004        2003        2002        2001       2000
                                              ----              ----        ----        ----        ----       ----

Income before interest
 charges and income taxes                    $70,907          $73,956     $76,274     $56,154      $73,742    $64,078
Add: One third of
 applicable rentals
 charged to operating
 expense (which
 approximates the
 interest factor)                                563              538         457         315          313        310
                                             -------          -------------------------------------------------------
      Total Earnings                         $71,470          $74,494     $76,731     $56,469      $74,055    $64,388
                                             =======          =======================================================

Interest on long-term debt                   $23,104          $22,010     $20,169     $20,820      $18,372    $15,164
Other interest                                 3,066            3,192       3,752       4,285       10,067      8,844
Add: One third of
 applicable rentals
 charged to operating
 expense (which
 approximates the
 interest factor)                                563              538         457         315          313        310
                                             -------          -------------------------------------------------------
  Total Fixed Charges                        $26,733          $25,740     $24,378     $25,420      $28,752    $24,318
                                             =======          =======================================================

Ratio of Earnings to Fixed
 Charges                                        2.67             2.89        3.15        2.22         2.58       2.65